EXCLUSIVE LICENSE AND DISTRIBUTION AGREEMENT

THIS AGREEMENT made as of the 22 of January 2014.

BETWEEN:

ME RESOURCE CORP., a corporation incorporated under the laws of the Province of British Columbia and having its head office at Suite 900 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8.

(hereinafter called “MEC”)

OF THE FIRST PART

AND

WELL POWER INC., a company incorporated under the laws of the NEVADA, and having its head office at No. 16D, Jalan 6/5 Taman Komersial, Pandan Indah, Malaysia

(hereinafter called the “WPI”)

OF THE SECOND PART

WHEREAS MEC is the developer and manufacturer of the products listed and described in technical detail in Schedule “A” attached hereto (the “Products”);

WHEREAS, MEC and WPI understand that prior to exclusivity being granted to WPI, a full-scale pilot project will have to be established within the prescribed Territory, at a site determined by WPI and agreed upon by all parties.

AND WHEREAS, WPI wishes to obtain from MEC the exclusive right to distribute and deploy the Products in Texas and first right of refusal to additional territories within the United States for oil and gas producers, operators, and service providers (hereto after referred to as the “Territory”) on the terms and subject to the conditions herein contained.

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the respective covenants and agreements of the parties contained herein, the sum of one dollar now paid by each party hereto to each of the other parties hereto, and other good and valuable consideration (the receipt and sufficiency of which hereby acknowledged by each of the parties hereto), it is agreed as follows:

1.	Appointment of Distribution

1.1.	MEC appoints WPI as its exclusive distributor in the Territory for the Products upon the terms and conditions herein set out.

1.2.	The WPI hereby accepts its appointment as its exclusive distributor in the Territory and agrees to purchase the Products from MEC in accordance with the provisions herein set out.

1.3.	As the exclusive distributor, WPI agrees to use its best commercial efforts to promote the Products in the Territory.

2.	Exclusivity of Appointment

2.1	A $400,000 non-refundable license payment for the exclusive distribution rights to distribute or deploy the Products in the Territory, except as herein provided. The fee will be used towards the engineering and development of a Territory specific full-scale pilot project. The payment is due by two installments i) $100,000 within thirty (30) days after the filing of the Super 8-K with the US Securities and Exchange Commission and ii) balance of $300,000 within ninety (90) days after the filing of the Super 8-K with the US Securities and Exchange Commission. WRI understands the Products are in the development stage and MEC does not accept liabilities or obligations to refund any portion of these payments.

2.2	Providing WPI has paid the license payment and has not breached any of the provisions of this Agreement and providing further that WPI meets its purchase targets of two units in the first year and four units per annum in the second year and in each subsequent year (after ramp up period of one year) and diligently and faithfully carries out its duties and obligations imposed on it by this Agreement. WPI, shall during the duration of this Agreement will be the exclusive Distributor of MEC to deploy the Products within the Territory and MEC shall not appoint any other sales or services representative nor otherwise distribute or deploy the Products in the Territory, except as herein provided.

3.	WPIs Customers

3.1	WPI shall be restricted to distribution and deployment of MEC’s Products in the Territory to oil and gas producers, oil and gas operators, oil and gas service providers.

4.	Status of WPI

4.1	The status of WPI shall be that of an independent contractor and WPI shall have no authority to assume or create any obligation whatsoever, expressed or implied, in the name of MEC, nor to bind MEC in any manner whatsoever. WPI shall have no authority hereunder to enter into any contract of sale or employment on behalf of MEC, nor to endorse MEC’s cheques, nor to make allowances or adjustments on MEC’s accounts for the return of merchandise, except pursuant to the written authorization of MEC.

5.	Sub-WPIs, Assignment

5.1.1	WPI may not assign the Distribution rights under this agreement to a third party, nor may WPI appoint a sub-WPI without the prior written consent of MEC.

6.	Expenses

6.1	All expenses in connection with WPI’s performance of this Agreement and its activities as distributor, sales and services representative for MEC, including but not limited to travel, automobile, salaries, supplies, transportation, meals, lodging, insurance, advertising, sales promotion and taxes shall be borne by WPI and WPI shall be solely responsible for the payment thereof.

7.	Purchase and Sale of the Products

7.1	Subject to and in accordance with the terms and conditions of this Agreement, MEC hereby agrees to deploy to WPI, and WPI agrees to buy from MEC, the Products at a price (the “Purchase Price”) as set forth in Schedule “A” attached hereto.

7.2	The prices set out in Schedule “A” hereto, shall remain in full force and effect from the date of the execution of this Agreement until and unless written notice is provided to WPI by MEC, setting out an amended price list. Any price increase provided by MEC to WPI shall take effect ninety (90) days from the date the WPI is deemed to have received the Notice as provided herein. Any reduction in price shall be deemed to be effective immediately and WPI shall have the benefit of the lower price.

7.3	All prices for the Products referred to herein are payable by WPI to MEC in the currency of Canada.

8.	Shipping and Payment Arrangements

8.1	All purchases of Product by WPI shall be made by Purchase Orders issued by WPI directly to MEC. The Products will be shipped to the destination stated on Purchase Orders by MEC upon receipt by MEC of the purchase order. The Products shall be sold F.O.B. MEC’s warehouse from which the shipment is made, where title and risk shall pass to WPI. All costs of shipping to the destination stipulated on the Purchase Orders shall be to the account of the WPI.

8.2	Terms of payment will be thirty percent (30%) deposit with the acceptance of Purchase Order and the balance net sixty (60) days from the date of MEC’s invoices. MEC shall not date any invoice earlier than the date of shipment. WPI will pay interest on overdue accounts at a rate of one percent (1%) per month (twelve per cent (12%) per annum). On any accounts overdue in excess of sixty days (60) days WPI will pay interest at a rate of two percent (2%) per month beyond the sixty days.

9.	Improvement of Product

9.1	MEC shall be continuously increasing the efficiency of the Products and will pass on all incremental improvements to WPI.

10.	WPI Training

10.1	MEC shall use its best commercial efforts to educate, train and inform WPI about the Products so that WPI may fulfill its obligations under this Agreement. The training shall take place at the premises of MEC, or, alternatively, at WPIs expense, at a location mutually agreed upon by the parties.

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11.	Obligations of MEC

MEC agrees that during the term of this Agreement, it shall:

(a)	Sell to WPI, at a Purchase Price, such quantities of the Products as are ordered by WPI from time to time;

(b)	Deliver all orders of the Products ordered by WPI, upon the terms otherwise set out herein, within and not later than sixty (60) days from the date of the receipt by MEC of the said order;

(c)	Refund or credit to the account of WPI the amounts paid or owing by WPI for any Products which are defective or faulty so as to be unsalable and which WPI returns to MEC, provided that the fault or defect does not arise as a result of the action of WPI or breach of WPI’s obligations under this Agreement;

(d)	Use its best commercial efforts to maintain or improve the quality and standards of the Products;

(e)	Provide toWPI the resources so that WPI may print and produce sales promotional material, at WPI’s expense.

(f)	Assist WPI by all means in deploying and distributing the Products to customers, including, without limitation, coordinating sales programmes with WPI.

12. Responsibilities of WPI

12.1	WPI agrees that during the term of this Agreement, it shall:

(a)	Comply with all applicable laws in the Territory relating to the advertising and distribution of the Products and with the terms and conditions of this Agreement;

(b)	Devote its best commercial efforts to the performance of its obligations under this Agreement;

(c)	Make every reasonable effort and use proper means to develop the market potential for trade in the Products, and actively solicit orders for the deployment of the Products, provided that in no event shall WPI be acquired to expend any monies on advertising or other marketing and sales techniques, except as WPI, in its sole discretion, determines appropriate; and

(d)	Develop, promote and maintain with customers the goodwill and reputation of the Products.

(f)	Furnish technical research services if necessary, including but not limited to reviewing and evaluating the requirements for the products and participating in the selection and designation of the proper products and specifications thereof;

(g)	Furnish proper technical and operational services to all users of the Products distributed in the Territory and the performance of warranty obligations on the products in the manner specified from time to time by MEC.

(h)	Maintain in the Territory suitable premises, equipment and current technical and promotional literature for the Products; and employ sufficient and suitably qualified and trained technical and other competent personnel necessary to carry out the duties of WPI under this Agreement. WPI and its personnel shall maintain a working knowledge and familiarity with the Products, including associated services and attend training sessions as appropriate to maintain such knowledge and familiarity.

(i)	Keep MEC fully informed of commercial and market conditions within the Territory and of the activities of customers and competitors and regularly covers the trade industry for the purposes of furthering deployment of the Products.

12.2	WPI agrees that during the term of this Agreement it shall not:

(a)	Directly or indirectly distribute, deploy or solicit orders for the Products outside the Territory, except as may expressly be authorized by MEC.

13. Representations and Warranties

13.1	WPI acknowledges that MEC is relying upon the representations and warranties set out in this Agreement and in connection with its entering into this Agreement WPI represents and warrants as follows:

(a)	WPI is a valid subsisting corporation incorporated pursuant to the laws of the Nevada;

(b)	WPI has all requisite power and authority to execute and deliver this Agreement and has all necessary power and authority to perform the obligations of WPI as set out herein;

(c)	the entering into of this Agreement will not result in the violation of any of the terms and provisions of any Agreement, written or oral, to which WPI may be a party; and

(d)	the execution and delivery of this Agreement has been duly authorized by all necessary actions on the part of WPI and this Agreement a legal and binding obligation of WPI enforceable in accordance with its terms.

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13.2	MEC acknowledges that WPI is relying upon the representations and warranties set out in this Agreement and in connection with its entering into this Agreement MEC represents and warrants as follows:

(a)	MEC is a valid subsisting corporation incorporated pursuant to the laws of the Province of British Columbia;

(b)	MEC has all requisite power and authority to execute and deliver this Agreement and has all necessary power and authority to perform the obligations as set out herein;

(c)	the entering into of this Agreement will not result in the violation of any of the terms and provisions of any Agreement, written or oral, to which MEC may be a party;

(d)	the execution and delivery of this Agreement has been duly authorized by all necessary actions on the part of MEC and this Agreement when duly executed and delivered by MEC will constitute a legal and binding obligation or MEC enforceable in accordance with its terms; and

(e)	MEC is the owner of any and all certifications, patents or patents pending (the "Patents") with respect to the Products and no other person has any interest whatsoever in the Patents.

14. Terms of Agreement

14.1	This Agreement shall come into effect on its date of execution and shall continue in full force and effect, unless terminated earlier in accordance with the terms set out below, until the fifth (5th) anniversary of the date of execution (the "Initial Term").

14.2	WPI may terminate this Agreement at any time for any reason whatsoever by providing ninety (90) days written notice to MEC, provided that prior to providing such notice, WPI shall have paid all monies owing to MEC by WPI and returned to MEC all displays for the Products and other promotional materials provided by MEC to WPI.

14.3	Provided that MEC and WPI have complied with all the terms and conditions hereof, this Agreement may be renewed by the mutual consent of MEC and WPI at the completion of the Initial Term and shall continue on the same terms and conditions as contained herein for two (2) successive periods of an additional five (5) year period each.

14.4	Notwithstanding the provisions contained in Section 14.01 above, the parties hereto agree that this Agreement shall immediately terminate without notice to either party upon the occurrence of any one or more of the following events:

(a)	if MEC (or WPI) shall file an assignment in bankruptcy or be or become bankrupt upon the appointment of a receiver for all or substantially all of the property or assets of MEC(or WPI) or upon the making by MEC (or WPI) of any assignment or attempted assignment for the benefit of creditors or upon the institution by MEC (or WPI) of any act or proceeding for the winding up of its business or upon the sale or other disposition by MEC (or WPI) of all or substantially all of its property and assets or upon any governmental authority exercising any power or authority resulting in expropriation or, confiscation of the property of or intervention in the affairs of MEC (or WPI) in such a manner and to such an extent as to materially affect the ability of MEC(or WPI) to manufacture, promote, distribute, deploy or create a demand for the Products in the Territory. In the event that MEC (or WPI) fails to carry out and perform any of its obligations whatsoever or breaches any of its covenants whatsoever hereunder, the other party may give notice to the defaulting party specifying the nature of the default and indicating the intention of the party giving the notice to terminate this agreement effective on the last day of the month following the month in which such notice was given unless such default has been remedied by that date. In the event that the default is not remedied by the party receiving such notice on or before the thirtieth (30th) day after the giving of such notice, unless the party giving notice of the default shall give notice that the default is waived, this Agreement and WPI distributorship hereby created shall forthwith terminate as indicated in the notice.

14.5	Upon termination of this Agreement:

(a)	WPI shall discontinue any and all representations or implications that it is a Distributor for or is otherwise affiliated with MEC; and

(b)	MEC shall have the option to repurchase from WPI any of the Products in WPI’s inventory at the cost to WPI for such Products, less any amount than owing from WPI to MEC. Neither MEC nor the WPI shall be liable to the other by reason of the termination of this Agreement for any damages, whether direct, consequential or incidental, on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with the business or goodwill for the other or otherwise, arising from the termination of this Agreement.

15. Use of Trade-marks

15.1	With respect to the use of any of the trade-marks associated with the Products, now or at any time registered in the name of MEC (the "Trade-marks"), the parties agree as follows:

(a)	all representations of any Trade-marks which WPI intends to use in any promotional materials (the "Materials”) shall be submitted to MEC for prior approval of design, colour and other details and no Materials containing any of the Trademarks shall be distributed by WPI or on behalf of WPI without the written approval of MEC; and

(b)	MEC shall not withhold its approval unreasonably and, unless MEC has advised WPI in writing within three (3) business days of receipt of the Materials for approval that MEC does not approve of the use of such Materials, MEC shall be deemed to have approved of the use of such materials.

15.2

WPI shall not change or vary any of the Trade-marks nor use any other Trade-marks which are similar to or substantially similar to or so nearly resembling the Trade-marks so as to be likely to cause deception or confusion to the public.

15.3	Unless otherwise provided in this Agreement, WPI shall accompany any and all print use of the Trade-marks with an asterisk printed closely adjacent to each printed representation of the Trade-marks.

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15.4	With respect to the use of the Trade-marks WPI agrees as follows:

(a)	WPI recognizes that MEC is the owner of the Trade-marks and all the goodwill therein and agrees that the same shall remain vested in MEC both during the term of this Agreement and thereafter and that the use of the Trade-marks by WPI shall be used on behalf and for the benefit of MEC. WPI agrees not to challenge the validity or ownership of the Trade-marks and/or the goodwill therein; and

(b)	any goodwill which WPI may acquire from the use of the Trade-marks shall vest in and become the absolute property of MEC and WPI undertakes and agrees at the request of this Agreement, to execute all such instruments and to do all such acts as may be necessary and desirable to vest absolutely in MEC the said goodwill.

16. Non-Competition

16.1	WPI hereby covenants and agrees that during the term of this Agreement, and for a period of two (2) year following the termination of this Agreement, WPI shall not, for whatever reason and with or without cause, either individually or in partnership or jointly or in conjunction with any persons, firm, association, syndicate, company, corporation or entity as principal, agent, employee, shareholder, owner, investor, partner or in any other manner whatsoever, directly or indirectly, carry on or be engaged in or be concerned with or interested in or advise, lend money to, guarantee the debts or obligations of or permit its name or any part thereof to be used or employed by any persons, firm, association, syndicate, company, corporation or entity engaged in or concerned with or interested in the business of manufacturing, producing, marketing, distributing or deploying, for wholesale or retail, any Products similar to or competitive with the Products within the Territory.

16.2	WPI agrees that the remedy at law for any breach by it of the provisions hereof may be inadequate and that in the event of such breach MEC shall be entitled to make an application to the appropriate court granting MEC temporary and/or permanent injunctive relief against WPI.

16.3	WPI agrees that waiver by MEC of any breach of a covenant or provision contained herein shall only be a waiver in respect of the particular breach thereof giving rise to such waiver.

16.4	If WPI is in breach of any of such restrictions the running of the period of proscription shall be stayed and shall recommence upon the date WPI ceases to be in breach thereof, whether voluntarily or by injunction.

17. Confidential Information

17.1	WPI agrees that all information, knowledge and data of a confidential nature (“Confidential Information”) which it shall acquire or which may come to its knowledge during the term this Agreement shall at all times (both during the term of this Agreement and subsequent to the termination thereof) and for all purposes be held by WPI in confidence and WPI agrees that it shall not (both during the term of this Agreement and subsequent to the termination thereof) disclose, divulge, communicate orally, in writing or otherwise to any person or persons any Confidential Information. Notwithstanding the above, WPI shall be entitled to disclose such Confidential Information to its duly appointed Sub distributors. For the purposes hereof, “Confidential information” includes, but is not limited to information emanating from NDA, its associates, affiliates, agents or suppliers or conceived or developed by MEC concerning research, development, patents, copyright, industrial property rights, marketing plans and strategies, profits, costs, pricing and systems of procedure.

17.2	Immediately following the termination of this Agreement, WPI agrees to transfer and deliver to MEC all documents, notebooks, charts, files and records containing or in referencing Confidential Information including copies, summaries, and notes in its possession or control.

18.	Suggested Trade Prices

WPI acknowledges that it is under no obligation to accept any suggested trade price for the Products which may from time to time be communicated to WPI by MEC. Such suggested trade prices are provided by MEC for guidance only. MEC acknowledges that WPI shall in no way suffer in its business relations with MEC or any other person if it fails to accept such suggested trade prices.

19.	Acceptance and Warranty

19.1	In the event of any shortage, damage or discrepancy in or to a shipment of Products, WPI shall promptly report the same to MEC and furnish such written evidence or other documentation within 10 days of arrival of the Products at WPI’s shipping address as MEC may reasonably request. If the substantiating evidence delivered by WPI demonstrates to MEC’s reasonable satisfaction that MEC is responsible for such shortage, damage or discrepancy, MEC shall promptly deliver additional or substitute Products to WPI in accordance with the delivery procedures set forth herein; provided that in no event shall MEC be liable for any additional costs, expenses or damages incurred by WPI directly or indirectly as a result of such shortage, damage or discrepancy in or to a shipment.

19.2	Product Warranty. MEC shall provide warrants for a period of twelve (12) months after the date of delivery in accordance with Section 4.3 that the Workmanship shall be free from defects. All other materials shall be warranted under the same terms and conditions as have been provided to MEC from the manufacturers of the components of the Micro Refinery. WPI shall return all Products that WPI believes are defective and that are subject to the foregoing warranty for MEC’s inspection. The determination of whether a Product is defective shall be made by MEC with reasonable discretion. All such replaced Products shall become the property of MEC upon their replacement.

19.3	Notice. Warranty claims hereunder must be made promptly and in writing; must recite the nature and details of the claim, the date the cause of the claim was first observed and the manufacturing lot and serial number of the Product concerned; and must be received by MEC no later than 10 days after the expiration of the warranty period provided for in Section 19.2.

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19.4	Excluded Claims. MEC shall have no obligation under Section 19.2 in the event that: Repair or replacement of Products shall have been required through normal wear and tear or necessitated in whole or in part by force, or by the fault or negligence of WPI or its customers; or The Products have not been properly used, maintained or stored in accordance with MEC then applicable instructions regarding the Products, whether by WPI or its customers, or shall have been modified in any manner.

19.5	Limited Warranty. THE WARRANTIES SET FORTH IN THIS ARTICLE 19 ARE INTENDED SOLELY FOR THE BENEFIT OF WPI. ALL CLAIMS HEREUNDER SHALL BE MADE BY WPI AND MAY NOT BE MADE BY WPI’S CUSTOMERS. THE WARRANTIES SET FORTH ABOVE ARE IN LIEU OF ALL OTHER WARRANTIES, EXPRESS OR IMPLIED, WHICH ARE HEREBY DISCLAIMED AND EXCLUDED BY MEC, INCLUDING WITHOUT LIMITATION ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE AND ALL OBLIGATIONS OR LIABILITIES ON THE PART OF MECFOR DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE, STORAGE OR PERFORMANCE OF THE PRODUCTS.

20.	Assignment Rights

21.1	The parties hereto agree that WPI shall not be entitled, to assign this Agreement to a third party unless agreed upon by MEC.

22. GENERAL CONTRACT PROVISIONS

22.1	All notices, requests, demands, purchase orders or other communications (collectively, “Notices”) by the terms hereof required or permitted to be given by one party to any other party, or to any other person shall be given in writing by personal delivery or by registered mail, postage prepaid, and by facsimile transmission to such other party as follows:

(a) To MEC at:

ME Resource Corp. Suite 900, 555 Burrard Street, Vancouver, British Columbia, Canada V7X 1M8 Tel: (604) 893 7033 Fax: (604) 692 2801

(b) To WPI at:

Well Power Inc.
C/o: Cane and Clark
3273 Warm Springs Rd. Las Vegas, NV 89120 Tel: 702.312.6255 Fax: 702.944.7100

or at such other address as may be given by such person to the other parties hereto in writing from time to time. If any party bound hereby or any permitted transferee of shares hereunder shall not have given the parties hereto notice setting forth an address for the giving of Notices, the Notice for such person shall be deemed to have been properly given if given in accordance with the terms hereof as if given to the transferor(s) of such shares.

All such Notices shall be deemed to have been received when delivered or transmitted, or, if mailed, 48 hours after 12:01 a.m. on the day following the day of the mailing thereof. If any Notice shall have been mailed and if regular mail service shall be interrupted by strikes or other irregularities, such Notice shall be deemed to have been received 48 hours after 12:01 a.m. on the day following the resumption of normal mail service, provided that during the period that regular mail service shall be interrupted all Notices shall be given by personal delivery or by facsimile transmission.

22.2	The parties shall sign such further and other documents, cause such meetings to be held, resolutions passed and by-laws enacted, exercise their cote and influence, do and perform and cause to be done and performed such further and other acts and things as may be necessary or desirable in order to give full effect to this Agreement and every part thereof.

22.3	This Agreement may be executed in several counterparts, each of which so executed shall be deemed to be an original and such counterparts together shall be but one and the same instrument.

22.4	Time shall be of the essence of this Agreement and or every part hereof and no extensions or variation of this Agreement shall deploy as a waiver of this provision.

22.5	This Agreement constitutes the entire Agreement between the parties with respect to all of the matters herein and its execution has not been induced by, nor do any of the parties rely upon or regard as material, any representations or writings whatever not incorporated herein and made a part hereof and may not be amended or modified in any respect except by written instrument signed by the parties hereto. The Schedules referred to herein are incorporated herein by reference and form part of the Agreement.

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22.6	This Agreement shall ensure to the benefit of and be binding upon the parties and their respective heirs, executors, administrators, successors, legal representatives and permitted assigns.

22.7	Unless otherwise provided for herein, all monetary amounts referred to herein shall refer to the lawful money of Canada.

22.8	The division of this Agreement into articles and sections is for convenience of reference only and shall not affect the interpretation or construction of this Agreement.

22.9	This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein and each of the parties hereto agrees irrevocably to conform to the non-exclusive jurisdiction of the Courts of such Province.

22.10	In this Agreement, words importing the singular number shall include the plural and vice versa, and words importing the use of any gender shall include the masculine, feminine and neuter genders and the word “person” shall include an individual, a trust, a partnership, a body corporate, an association or other incorporated or unincorporated organization or entity.

22.11	When calculating the period of time within which or following which any act is to be done or step taken pursuant to this Agreement, the date which is the reference date in calculating such period shall be excluded. If the last day of such period is not a Business Day, then the time period in question shall end on the first business day following such non-business day.

22.12	Any references in the Agreement to any law, by-law, rule, regulation, order or act of any government, governmental body or other regulatory body shall be construed as a reference thereto as amended or re-enacted from time to time or as a reference to any successor thereto.

22.13	If any Article, Section or any portion of any Section of this Agreement is determined to be unenforceable or invalid for any reason whatsoever that unenforceability or invalidity shall not affect the enforceability or validity of the remaining portions of this Agreement and such unenforceable or invalid Article, Section or portion thereof shall be severed from the remainder of this Agreement.

22.14	The parties hereto agree that this Agreement may be transmitted by facsimile or such similar devise and the reproduction of signatures by facsimile or such similar device will be treated as binding as if original and each party hereto undertakes to provide each and every other party hereto with a copy of the Agreement bearing original signatures forthwith upon demand.

IN WITNESS WHEREOF the parties have duly executed this Distribution Agreement as of the date first above written.

ME Resource Corp.

Per: /s/ Navchand Jagpal

[Authorized Signing Officer]

Well Power Inc.

Per: /s/ Cristian Neagoe

[Authorized Signing Officer]

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SCHEDULE “A” Product Pricing

The Schedule would consist of the current product being manufactured by MEC for which WPI is being retained to market, distribute, and deploy.

Micro Refinery Unit (MRU100) as protected by the Patent Application

Patent Information:

Patent Application in United States No. 61/899,523

Filing Date: November 4, 2012

Title: METHOD AND APPARATUS FOR PRODUCING CHEMICALS FROM A METHANE COINTAINING GAS

Patent Summary:

The present invention relates to a method and an apparatus for producing chemicals and/or heat/energy and/or water from a methane-containing gas. More specifically, the present invention is concerned with a method and an apparatus, which make use of heterogeneous catalysts, beginning with the partial oxidation of methane to produce synthesis gas followed by a second catalytic reaction to produce chemicals and/or heat/energy and/or water.

Unit Cost: The total cost of the MRU100 will be no more than $800,000 for a Micro Refinery unit which includes a container sized unit with the capability to process 100 mcf/day of natural gas (with H2S of no more than 50ppm) into Engineered Fuels (up to 10 bbls/day), Clean Power (min 35kW) and fracking quality water (up to 80bbls/day). MEC retains the right to increase this cost if there are significant additional expenses in the manufacturing process but to no more than manufacturing cost plus 40%.

Development of Pilot: The License Fee will be applied to the technical and engineering development of the first demonstration unit in the territory and may be used to develop catalyst for specific Engineered Fuels.

Revenue Sharing: Upon mutual consent of both Parties, MEC will retain ownership and provide MRU100 as a leased unit over a term of 10 years at 50% of Unit Cost and earn 50% of the net revenue from the operation of each unit.

Right of First Refusal: MEC will give WPI the right of first refusal to additional territories within the United States providing WPI maintains the financial, operational, and technical resources to expand into those additional territories.

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